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                                                                  Exhibit 99.1






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NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

                  IBIS TECHNOLOGY CORPORATION ANNOUNCES PRICING
             OF A PUBLIC OFFERING OF 900,000 SHARES OF COMMON STOCK

DANVERS, Mass., Mar. 22, 2002--Ibis Technology Corporation (Nasdaq: IBIS), announced today the pricing of a public offering of 900,000 newly issued shares of its common stock at $13.00 per share. The offering is being underwritten by SoundView Technology Corporation. Ibis has granted SoundView an option to purchase up to an additional 100,000 shares of common stock to cover over-allotments, if any. All of the shares are being offered by Ibis through a prospectus supplement pursuant to Ibis's shelf registration statement, which was declared effective by the Securities and Exchange Commission on July 26, 1999.

Copies of the final prospectus related to the offering may be obtained from SoundView Technology Corporation, 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, (203) 321-7000.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is a leading provider of SIMOX-SOI
(Separation-by-IMplantation-of-OXygen Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol "IBIS." Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at www.ibis.com.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WAS FILED AND DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF IBIS, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

IBIS COMPANY CONTACT:                                      AGENCY CONTACT:

Debra L. Nelson                                            Bill Monigle
Chief Financial Officer                                    IR/PR Counsel
Ibis Technology Corporation                                For Ibis Technology
Phone: (978) 777-4247                                      Phone: (603) 424-1184

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